UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2014 (November 5, 2014)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030
(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 5, 2014, Gray Television, Inc. (the “Company”) issued a press release announcing that it has reached an agreement in principle with the NBC Network that extends and renews all of the Company’s existing NBC Network affiliations, which cover 24 stations in 21 television markets nationwide. The renewal term will commence on January 1, 2015 and terminate on December 31, 2018.

Separately on November 5, 2014, the Company issued a press release announcing that it has entered into multi-year agreements with the CW Network that extend and renew the network affiliations for 14 Gray owned and/or operated CW Network and CW Plus Network affiliated stations and launch one new affiliate in Casper, Wyoming. The renewal term is retroactive to September 1, 2014 and will terminate at the end of the 2017/2018 CW Network and CW Plus Network broadcast season which is approximately August 31, 2018.

 A copy of the press release announcing the agreements in principle to extend and renew the Company's affiliations with the NBC Network is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

A copy of the press release announcing the affiliation extensions and renewals with the CW Network is attached hereto as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

99.1	Press release issued by Gray Television, Inc. regarding affiliation renewals with the NBC Network on November 5, 2014
99.2	Press release issued by Gray Television, Inc. regarding affiliation renewals with CW Network on November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

November 5, 2014	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Gray Television, Inc. regarding affiliation renewals with the NBC Network on November 5, 2014
99.2	Press release issued by Gray Television, Inc. regarding affiliation renewals with CW Network on November 5, 2014